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Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

HAMBURG, NY, October 27, 2016 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE MKT: EVBN), a community financial services company serving Western New York since 1920, today reported its results of operations for the third quarter ended September 30, 2016.

THIRD QUARTER 2016 HIGHLIGHTS

•	Record loan growth: Loan portfolio of $913 million up 25% year-over-year and 7% from the trailing second quarter
•	Net interest income increased 11% from last year’s third quarter to $9.1 million.
•	Strong year-over-year deposit growth across all product categories. Total deposits up 15% to $898 million.
•	New account openings up 32% compared with the second quarter.
•	Net income was $2.2 million, or $0.51 per diluted share.

Net income was $2.2 million, or $0.51 per diluted share, in the third quarter of 2016, compared with $2.0 million, or $0.46 per diluted share, in the trailing second quarter of 2016 and $2.5 million, or $0.58 per diluted share, in last year’s third quarter.  The increase from the 2016 trailing second quarter reflects higher net interest income and noninterest income, partially offset by higher provision for loan loss.  The decline from the third quarter of 2015 reflects the after-tax gain of $0.5 million or $0.11 per diluted share last year from an insurance settlement related to a fire sustained at a branch location.  Return on average equity was 9.23% for the third quarter of 2016 compared with 8.56% in the trailing second quarter and 11.20% in the third quarter of 2015.

“We continue to deliver strong growth and increasing revenue as both our loan and deposit portfolios have been expanding at a very healthy pace.  This has driven a double-digit increase in net interest income, even as we face continued headwinds from interest rates and a very competitive market environment,” said David J. Nasca, President and CEO of Evans Bancorp.  “Over the last year, we have organically grown loans by 25% and deposits by 15%.  New account openings were 32% higher in the third quarter.  We believe these are an excellent indicator of the strong customer response to Evans’ value proposition as a full service, locally-based community bank and our ability to execute our strategy and acquire new clients in a market going through transition.”

Mr. Nasca added, “Our significant investments over the last few years in talent, technology and infrastructure have enabled us to capitalize on opportunities from the area’s economic expansion, the market disruption related to KeyCorp’s recent acquisition of First Niagara, and our enhanced competitive positioning.”

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

Net Interest Income
($ in thousands)

	3Q 2016	2Q 2016	3Q 2015

Interest income	$10,241	$9,694	$9,099
Interest expense	1,172	1,178	960
Net interest income	9,069	8,516	8,139
Provision (credit) for loan losses	1,006	(376)	396
Net interest income after provision (credit)	$8,063	$8,892	$7,743

Net interest income increased $0.6 million, or 6%, from the second quarter of 2016 and $0.9 million, or 11%, from the prior-year third quarter, reflecting strong loan and demand deposit growth.  The Company’s commercial loan portfolio continued to grow at a significant rate as average commercial loans, including both commercial real estate and commercial and industrial loans, were $712 million in the third quarter, up 11% from $642 million in the trailing second quarter and up 28% from $557 million in the 2015 third quarter.

Net interest margin of 3.67% declined 18 basis points from the 2015 third quarter, but improved 2 basis points from the second quarter of 2016.  The margin contraction from last year reflects a continued decrease in loan yields as market rates remain historically low in a highly competitive market.  The margin improvement from the trailing second quarter was due to a decrease in the cost of interest-bearing liabilities as interest-bearing deposit rates declined 4 basis points.  This improvement in deposit pricing was somewhat offset by a decrease in loan yields.

The increase in loan loss provision reflects the Company’s significant loan growth and a small increase of commercial loan relationships to criticized status, partially offset by favorable credit quality trends including lower non-performing loans at September 30, 2016 compared with June 30, 2016 and a sustained charge-off ratio that is historically low.  The increase in non-performing loans at the end of the recent quarter when compared with the end of the third quarter of 2015 is primarily due to the downgrade of a single loan relationship in the fourth quarter of 2015.

Asset Quality
($ in thousands)

	3Q 2016	2Q 2016	3Q 2015

Total non-performing loans	$15,279	$16,076	$8,170
Total net loan charge-offs (recoveries)	67	(30)	50
Non-performing loans/ Total loans	1.67%	1.88%	1.12%
Net loan charge-offs/ Average loans	0.03%	(0.01)%	0.03%
Allowance for loan losses/ Total loans	1.50%	1.50%	1.84%

John B. Connerton, Executive Vice President and Chief Financial Officer, noted, “Asset quality remains very strong.  We have grown our loan portfolio without compromising our disciplined underwriting standards.  Our overall favorable credit fundamentals are reflected by continued low charge-off rates and strong reserve levels in comparison to peers.”

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

Non-Interest Income
($ in thousands)

	3Q 2016	2Q 2016	3Q 2015

Deposit service charges	$475	$403	$455
Insurance service and fee revenue	1,855	1,572	1,972
Bank-owned life insurance	144	141	134
Loss on tax credit investment	-	(2,139)	-
Refundable NY state historic tax credit	-	1,508	-
Gain on insurance proceeds	-	-	734
Other income	861	795	962
Total non-interest income	$3,335	$2,280	$4,257

Previous quarters included the impact of large transactions such as a net reduction of noninterest income of $0.6 million related to an investment in an historic rehabilitation tax credit in the second quarter of 2016 and a $0.7 million gain in the third quarter of 2015 from an insurance settlement related to a fire sustained at a branch location.  There were no comparable transactions in the third quarter of 2016.

Insurance revenue increased $0.3 million from the trailing second quarter due to the seasonal increase in commercial lines insurance commissions.  The $0.1 million decline from the previous year’s third quarter was due to a decrease in personal lines insurance commissions and financial services sales revenue, partially offset by strong commercial lines insurance revenue growth.

Non-Interest Expense
($ in thousands)

	3Q 2016	2Q 2016	3Q 2015

Salaries and employee benefits	$5,402	$5,467	$5,253
Occupancy	732	740	675
Repairs and maintenance	200	212	230
Advertising and public relations	232	190	188
Professional services	535	656	674
Technology and communications	304	339	354
FDIC insurance	201	182	151
Litigation expense	-	-	(175)
Other expenses	1,105	933	930
Total non-interest expenses	$8,711	$8,719	$8,280

The Company experienced stability across most expense categories when compared with the second quarter of 2016 as efforts continue to optimize returns from the investments management has made during a rapid growth phase in recent years.  The third quarter of 2015 included a $0.2 million reversal of the Company’s litigation reserve after settling a legal matter during the period.

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

Salaries and benefits costs decreased $0.1 million in the recent third quarter when compared with the second quarter of 2016, reflecting stabilization in the number of employees at the Company.  The modest increase from last year’s third quarter reflects annual merit increases and strategic hires to support the Company’s continued growth, most notably in the expansion of its commercial banking team with new commercial loan officers, business development officers and related support staff.

Income tax expense of $0.5 million was recorded for the third quarter of 2016, roughly flat to the second quarter of 2016, but $0.7 million less than the $1.2 million income tax provision recognized in last year’s third quarter.  The effective tax rate for the quarter was 17.5% compared with 18.3% in the second quarter of 2016 and 32.6% in the third quarter of 2015.  The lower effective tax rate over the two most recent quarters reflects the impact of the tax credit investment transaction in the second quarter of 2016.

Balance Sheet Highlights

Total assets reached $1.1 billion as of September 30, 2016, a 6% increase from $1.0 billion at June 30, 2016 and 18% higher than $921 million at September 30, 2015.  The Company experienced the highest loan growth in its history this quarter as the loan portfolio increased from the 2016 second-quarter end by $60 million, or 7%, to $913 million.  Loan growth from the end of last year’s third quarter was $182 million, or 25%, and was predominantly in the commercial real estate and commercial and industrial loan portfolios.

Total deposits of $898 million were 3% higher than $870 million at the end of this year’s second quarter and 15% higher than the 2015 third quarter-end.  The year-over-year growth was across all of the Company’s product categories, including demand deposit growth of 15%, NOW account growth of 9%, savings deposit growth of 14%, and time deposit growth of 23%.

Capital Management

The Company consistently maintains regulatory capital ratios measurably above the Federal “well capitalized” standard, including a Tier 1 leverage ratio of 9.55% at September 30, 2016.  Book value per share increased to $22.20 at September 30, 2016 compared with $22.11 at June 30, 2016 and $21.16 at September 30, 2015.  Tangible book value per share was $20.31 at September 30, 2016, compared with $20.22 at the end of the second quarter of 2016 and $19.25 at the end of last year’s third quarter.

Outlook

Mr. Nasca concluded, “2016 has been a year of great momentum as Evans’ business and franchise have grown, most notably passing the $1 billion in assets milestone at mid-year.  Our strategies to benefit from market disruption have delivered excellent results to date, and we see continued opportunity going forward.  Our track record of successful execution gives us confidence as we move into the next phase of our 2020 strategic plan focused on leveraging a stronger platform and significant investments made in talent and infrastructure to drive continued growth in our business with greater earnings power and returns.”

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.1 billion in assets and $898 million in deposits at September 30, 2016.  Evans is a full-service community bank, with 14 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: jconner@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except shares and per share data)

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
ASSETS
Investment Securities	$104,859	$110,629	$116,294	$98,758	$106,651
Loans	912,852	853,306	796,773	773,984	731,239
Allowance for loan losses	(13,712)	(12,773)	(13,119)	(12,883)	(13,456)
Goodwill and intangible assets	8,101	8,101	8,101	8,101	8,101
All other assets	72,563	62,335	81,866	71,147	88,356
Total assets	$1,084,663	$1,021,598	$989,915	$939,107	$920,891

LIABILITIES AND STOCKHOLDERS'
EQUITY
Demand deposits	195,869	187,774	174,276	183,098	170,022
NOW deposits	87,047	88,993	95,622	83,674	79,983
Regular savings deposits	496,926	480,290	463,672	439,993	436,331
Time deposits	118,123	112,828	115,479	96,217	95,967
Total deposits	897,965	869,885	849,049	802,982	782,303
Borrowings	74,136	41,841	34,224	32,151	32,640
Other liabilities	17,364	15,083	14,482	12,718	16,275
Total stockholders' equity	95,198	94,789	92,160	91,256	89,673

SHARES AND CAPITAL RATIOS
Common shares outstanding	4,287,400	4,286,939	4,279,296	4,257,179	4,238,448
Book value per share	$22.20	$22.11	$21.54	$21.44	$21.16
Tangible book value per share	$20.31	$20.22	$19.64	$19.53	$19.25
Tier 1 leverage ratio	9.55%	10.06%	10.18%	10.45%	10.32%
Tier 1 risk-based capital ratio	10.82%	11.45%	11.94%	11.82%	12.03%
Total risk-based capital ratio	12.07%	12.70%	13.20%	13.07%	13.29%

ASSET QUALITY DATA
Total non-performing loans	$15,279	$16,076	$17,941	$16,042	$8,170
Total net loan charge-offs (recoveries)	67	(30)	(28)	776	50

Non-performing loans/Total loans	1.67%	1.88%	2.25%	2.07%	1.12%
Net loan charge-offs/Average loans	0.03%	(0.01)%	(0.02)%	0.42%	0.03%
Allowance for loans losses/Total loans	1.50%	1.50%	1.65%	1.66%	1.84%

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share data)

	2016	2016	2016	2015	2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest income	10,241	9,694	9,356	9,437	9,099
Interest expense	1,172	1,178	1,096	1,001	960
Net interest income	9,069	8,516	8,260	8,436	8,139
Provision for loan losses (credit)	1,006	(376)	208	204	396
Net interest income after provision	8,063	8,892	8,052	8,232	7,743

Deposit service charges	475	403	443	461	455
Insurance service and fee revenue	1,855	1,572	1,748	1,572	1,972
Bank-owned life insurance	144	141	136	140	134
Loss on tax credit investment	-	(2,139)	-	-	-
Refundable NY state historic tax credit	-	1,508	-	-	-
Gain on insurance proceeds	-	-	-	-	734
Other income	861	795	667	748	962
Total non-interest income	3,335	2,280	2,994	2,921	4,257

Salaries and employee benefits	5,402	5,467	5,514	5,365	5,253
Occupancy	732	740	699	722	675
Repairs and maintenance	200	212	176	204	230
Advertising and public relations	232	190	285	227	188
Professional services	535	656	580	499	674
Technology and communications	304	339	422	308	354
FDIC insurance	201	182	159	161	151
Litigation expense	-	-	(100)	-	(175)
Other expenses	1,105	933	793	1,179	930
Total non-interest expenses	8,711	8,719	8,528	8,665	8,280

Income before income taxes	2,687	2,453	2,518	2,488	3,720
Income tax provision	471	450	804	734	1,211
Net income	2,216	2,003	1,714	1,754	2,509

PER SHARE DATA
Net income per common share-diluted	$0.51	$0.46	$0.40	$0.41	$0.58
Cash dividends per common share	$0.38	$-	$0.38	$-	$0.36
Weighted average number of diluted shares	4,362,479	4,346,599	4,328,034	4,315,489	4,312,275

PERFORMANCE RATIOS
Return on average total assets	0.84%	0.80%	0.71%	0.75%	1.10%
Return on average stockholders' equity	9.23%	8.56%	7.43%	7.72%	11.20%
Efficiency ratio	70.23%	76.30%	75.78%	76.30%	66.79%

Evans Bancorp Reports Record Loan Growth in 2016 Third Quarter

October 27, 2016

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2016	2016	2016	2015	2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
AVERAGE BALANCES

Loans, net	$875,999	$801,115	$772,672	$740,337	$706,568
Investment securities	112,025	115,610	103,094	103,940	112,339
Interest bearing deposits at banks	1,162	15,916	18,862	19,185	27,501
Total interest-earning assets	989,186	932,641	894,628	863,462	846,408
Non interest-earning assets	69,489	65,539	66,375	66,115	66,102
Total Assets	$1,058,675	$998,180	$961,003	$929,577	$912,510

NOW	86,428	88,966	88,220	80,810	78,335
Regular savings	487,168	473,791	447,318	439,108	431,127
Time deposits	115,644	114,545	108,954	96,478	97,321
Total interest-bearing deposits	689,240	677,302	644,492	616,396	606,783
Other borrowings	69,307	36,031	34,250	32,443	32,113
Total interest-bearing liabilities	758,547	713,333	678,742	648,839	638,896

Demand deposits	187,201	178,106	176,074	175,362	168,883
Other non-interest bearing liabilities	16,860	13,142	13,879	14,549	15,122
Stockholders' equity	96,067	93,599	92,308	90,827	89,609

Total Liabilities and Equity	$1,058,675	$998,180	$961,003	$929,577	$912,510

YIELD/RATE

Loans, net	4.39%	4.43%	4.52%	4.59%	4.76%
Investment securities	2.21%	2.71%	2.39%	3.59%	2.42%
Interest bearing deposits at banks	0.34%	0.83%	0.23%	0.29%	0.23%
Total interest-earning assets	4.14%	4.16%	4.18%	4.37%	4.30%

NOW	0.23%	0.35%	0.39%	0.40%	0.40%
Regular savings	0.47%	0.51%	0.47%	0.43%	0.41%
Time deposits	1.22%	1.23%	1.26%	1.29%	1.27%
Total interest-bearing deposits	0.57%	0.61%	0.60%	0.56%	0.55%
Other borrowings	1.13%	1.57%	1.60%	1.64%	1.64%
Total interest-bearing liabilities	0.62%	0.66%	0.65%	0.62%	0.60%

Interest rate spread	3.52%	3.50%	3.53%	3.75%	3.70%
Contribution of interest-free funds	0.15%	0.15%	0.16%	0.16%	0.15%
Net interest margin	3.67%	3.65%	3.69%	3.91%	3.85%